                                                                    Exhibit 11.1



                       MAUNA LOA MACADAMIA PARTNERS, L.P.

                   Computation of Net Income per Class A Unit

                                  (Unaudited)

                      (In Thousands, Except Per Unit Data)





                                                                                  For the quarter
                                                                                  ended March 31,
                                                                             -----------------------
                                                                               1995            1994
                                                                             -------         -------
Net income (loss)                                                            $  266           $ (466)

Class A Unitholders
 (ownership percentage)                                                       x  99%           x  99%
                                                                             ------           ------

Net income (loss) allocable to Class A Unitholders                           $  263           $ (461)
                                                                             ======           ======


Class A Units outstanding                                                     7,500            7,500
                                                                             ======           ======


Net income (loss) per Class A Unit                                           $ 0.04           $(0.06)
                                                                             ======           ======